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                                                                    EXHIBIT 23.1


                          CONSENT OF GRANT THORNTON LLP


      We have issued our reports dated March 6, 1998 accompanying the financial statements and accompanying schedules of Specialty Chemical Resources, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement (No. 333-66737) on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



                                                     GRANT THORNTON LLP



Cleveland, Ohio
February 16, 1999